Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Merck
Media Contacts:	Lainie Keller	Investor Contacts:	Joe Romanelli
	(908) 406-1459		(908) 740-1986

	Steve Cragle		Justin Holko
	(908) 740-1801		(908) 740-1879

Cubist
Media Contact:	Julie DiCarlo	Investor Contact:	Eileen C. McIntyre
	(781) 860-8063		(781) 860-8100

Merck to Acquire Cubist Pharmaceuticals for $102 Per Share in Cash

Acquisition Augments Merck’s Strong Foundation and

Opportunity for Growth in Hospital Acute Care Market

KENILWORTH, N.J. and LEXINGTON, Mass., Dec. 8, 2014 — Merck (NYSE: MRK), known as MSD outside the United States and Canada, and Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced that the companies have entered into a definitive agreement under which Merck will acquire Cubist for $102 per share in cash, which represents a 35 percent premium to Cubist’s average stock price for the most recent five trading days.

Unanimously approved by the boards of directors of both companies, the transaction has an equity valuation of $8.4 billion and will also include $1.1 billion in net debt (based on projected cash balances) and other considerations for a total transaction value of approximately $9.5 billion.

“Cubist is a global leader in antibiotics and has built a strong portfolio of both marketed and late-stage pipeline medicines,” said Kenneth C. Frazier, chairman and chief executive officer, Merck. “Combining this expertise with Merck’s strong capabilities and global reach will enable us to create a stronger position in hospital acute care while addressing critical areas of unmet medical need, such as antibiotic resistance.”

“Combining with Merck is an exciting opportunity to accelerate Cubist’s established leadership in antibiotics and deliver significant, certain and immediate value to shareholders,”

said Michael Bonney, chief executive officer, Cubist. “We have a deep respect for Merck, and it is clear that they share our commitment to addressing the growing, global problem we are facing in combating antibiotic-resistant bacteria. Under Merck’s robust commercial platform, global reach and scientific expertise, we believe Cubist’s programs can thrive. We’re proud of the company that our team has built and are confident that Cubist’s important mission and focus on significant unmet medical needs will continue.”

For more than 20 years, Cubist has been committed to global public health through the discovery, development and supply of antibiotics to treat serious and potentially life-threatening infections caused by a broad range of increasingly drug-resistant bacteria. Cubist’s antibiotic CUBICIN®, the only approved once-a-day therapy for both S. aureus bacteremia and complicated skin and skin structure infections (cSSSI), has been used to treat more than two million patients and continues to be an important therapy in the acute care environment. Cubist’s in-line and late-stage pipeline anti-infective medicines, including ZERBAXA™ which is pending approval from the U.S. Food and Drug Administration, will enhance Merck’s hospital acute care business in a variety of therapeutic areas, including Gram-positive and Gram-negative multi-drug resistant infections.

The acquisition of Cubist creates strong fundamental value with return on capital in excess of Merck’s hurdle rate within the first few years. Merck expects the acquisition to add more than $1 billion of revenue to its 2015 base. While the transaction will be neutral to non-GAAP EPS in 2015, Merck expects it to be significantly accretive to non-GAAP EPS in 2016 and beyond. The acquisition will be accretive to both Merck’s sales and earnings growth.

Cubist complements Merck’s strategy and the global initiative Merck launched last year, particularly in the area of sharpening its commercial focus on key therapeutic areas that have the potential to deliver the greatest return on investment. With the company’s long-standing leadership in anti-infectives as well as its customer-focused operating model, Merck identified the hospital acute care segment as one of the company’s key priority areas in which it believes it can have the greatest impact in addressing significant unmet medical needs while delivering the greatest value to customers and society.

Merck strategically focused on acute care within the larger hospital setting as a top priority because of the significant unmet need and the unique opportunities for Merck to improve patient care and manage costs in this setting with its in-line portfolio, promising pipeline and its customer capabilities.

Hospitals are a central hub for healthcare delivery around the world and currently represent 25 percent of overall healthcare spend. Merck believes now is an optimal time to significantly grow its hospital care presence because of the positive regulatory and reimbursement trends in the hospital setting and the increasingly important role that hospitals are expected to provide in healthcare overall.

For the first three quarters of 2014 compared to 2013, Merck’s hospital acute care portfolio grew by more than 10 percent, excluding the impact of foreign exchange. Key products in Merck’s hospital acute care portfolio include several antibiotics and antifungals, as well as BRIDION® (sugammadex), which is marketed outside the United States and currently under regulatory review in the United States. In addition, Merck has continued to invest in its hospital acute care pipeline and has several candidates, including actoxumab/bezlotoxumab (MK-3415A), an investigational combination of therapeutic antibodies targeting two C.difficile pathogenic toxins (A and B), which is being evaluated in clinical trials for the prevention of recurrence of C.difficile infection; and relebactam (MK-7655), an investigational class A and C beta-lactamase inhibitor being evaluated in clinical trials for the treatment of severe bacterial infections.

Under the terms of the agreement, Merck, through a subsidiary, will initiate a tender offer to acquire all outstanding shares of Cubist Pharmaceuticals, Inc. The closing of the tender offer will be subject to certain conditions, including the tender of shares representing at least a majority of the total number of Cubist’s outstanding shares (assuming the exercise of all options), the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. Upon the completion of the tender offer, Merck will acquire all remaining shares through a second-step merger without the need for a stockholder vote under Delaware law. The companies expect the transaction to close in the first quarter of 2015.

Important Information about the Tender Offer

The tender offer for the outstanding shares of Cubist has not yet commenced. This news release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Merck and its subsidiary will file with the Securities and Exchange Commission (SEC). At the time the planned tender offer is commenced, a tender offer statement on Schedule TO will be filed by Merck with the SEC and Cubist will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the tender offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that holders of Cubist common stock shares are urged to read carefully when they become available, as each may be amended or supplemented from time to time, and because they will contain important information that holders of shares of Cubist common stock should consider before making any decision regarding tendering their shares. The tender offer materials will be made available to Cubist’s stockholders at no expense to them. In addition, all of those materials (and other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained at no charge by contacting Merck at 2000 Galloping Hill Road, Kenilworth, N.J., 07033 or by phoning (908) 740-4000. In addition, Merck and Cubist file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Merck or Cubist at the SEC public reference room at 100 F Street, N.E., Washington, D.C., 20549. For further information on the SEC public reference room, please call 1-800-SEC-0330. Merck’s and Cubist’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

In this transaction, J.P. Morgan and Deutsche Bank served as financial advisors to Merck, and Hughes Hubbard & Reed LLP and Baker & McKenzie served as its legal advisors. Morgan Stanley & Co. LLC and Goldman Sachs & Co. served as financial advisors to Cubist, and Ropes & Gray served as its legal advisor.

Investor Briefing Call

Merck will hold a call with institutional investors and analysts at 8:00 a.m. EST today, Dec. 8, 2014. Institutional investors and analysts can participate in the call by dialing (706) 758-9927 or (877) 381-5782 and using ID code number 48773641. Members of the media are invited to monitor the call by dialing (706) 758-9928 or (800) 399-7917 and using ID code number 48773641. Journalists who wish to ask questions are requested to contact a member of Merck’s Media Relations team at the conclusion of the call.

About Merck

Today’s Merck is a global healthcare leader working to help the world be well. Merck is known as MSD outside the United States and Canada. Through our prescription medicines, vaccines, biologic therapies and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to healthcare through far-reaching policies, programs and partnerships. For more information, visit www.merck.com and connect with us on Twitter,

Facebook and YouTube.

Merck Forward-Looking Statement

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the timing and closing of the tender offer and the merger transactions, the ability of Merck to complete the transactions considering the various closing conditions, and any assumptions underlying any of the foregoing. These statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. There can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; Merck’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the exposure to litigation, including patent litigation, and/or regulatory actions; timing of the tender offer and merger; uncertainties as to how many Cubist stockholders will tender shares in the tender offer; the possibility that competing offer may be made; the possibility that various closing conditions to transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions; or that a material adverse effect occurs with respect to Cubist.

Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2013 Annual Report on Form 10-K and the company’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov).

About Cubist

Cubist Pharmaceuticals, Inc. is a global biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist’s corporate headquarters is based in Lexington, Massachusetts, with international headquarters located in Zurich, Switzerland. Additional information can be found at Cubist’s web site at www.cubist.com. Also, connect with Cubist on Twitter @cubistbiopharma and @cubistcareers, LinkedIn, or YouTube.

Cubist Forward-Looking Statement

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding the timing and closing of the tender offer and the merger transactions and the ability of Cubist to complete the transaction are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others: the risk that Cubist stockholders will not tender shares in the tender offer; the possibility that competing offers may be made; the possibility that various closing conditions may not be satisfied or waived; or that a material adverse effect occurs with respect to Cubist; and those additional factors discussed in Cubist’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Cubist cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and Cubist undertakes no obligation to update or revise any of these statements.

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